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                                                                  Exhibit 23.01

                              Consent of KPMG LLP

The Board of Directors
VeriSign, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-45237, 333-46803, 333-58583, 333-82941, 333-39212, 333-50072,
333-53230, 333-59458, 333-69818, and 333-75236) on Form S-8, and registration statements (Nos. 333-74393, 333-77433, 333-89991, 333-94445, 333-72222, and
333-76386) on Form S-3 and registration statements (No. 333-94445) on Form S-3/A of VeriSign, Inc. of our report dated January 22, 2002 relating to the consolidated balance sheets of VeriSign, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears herein.

                                          /S/  KPMG LLP

Mountain View, California
March 19, 2002